Exhibit 99.1

LOS ANGELES
SINGAPORE
SELANGOR
PENANG
BANGKOK
SUZHOU
SHANGHAI

FOR IMMEDIATE RELEASE	Company Contact:	Investor Contact:
	A. Charles Wilson	Berkman Associates
	Chairman	(310) 826-5051
	(818) 787-7000	info@BerkmanAssociates.com
Trio-Tech Reports Fiscal 2007 Second Quarter Net Income
of $0.25 Per Share Versus A Loss From Continuing Operations of $0.15 Per Share As Revenue
Increased 89%
     Van Nuys, CA, — February 9, 2007 — Trio-Tech International (AMEX:TRT) today announced sharply higher revenue and net income from continuing operations for the second quarter and first half of fiscal 2007 compared to the same periods of the prior fiscal year.
     “The performance of Trio-Tech’s semiconductor burn-in equipment and testing service businesses remained robust during the second fiscal quarter, reflecting strong semiconductor demand in our key target markets in Asia. We are encouraged by the performance of our China operations. The performance of the newly expanded Suzhou facility, where testing services commenced during the quarter, exceeded expectations and contributed to the strong second quarter increase in revenue.
     “We are encouraged by our strong backlog, and are optimistic about the second half of the fiscal year,” said Chief Executive Officer S.W. Yong.
Fiscal 2007 Second Quarter Results
     For the three months ended December 31, 2006, revenue increased 89% to $14,067,000 compared to $7,425,000 for the three months ended December 31, 2005. Revenue from product sales for the second quarter ended December 31, 2006 more than doubled to $8,794,000 from $3,710,000 in the same fiscal quarter last year, driven primarily by higher sales of the Company’s semiconductor burn-in systems to customers in Asia. Testing segment revenue increased to $5,273,000 from $3,715,000 in the same fiscal quarter last year, the result of continued strong demand for Trio-Tech’s testing services in Singapore and China.
     The overall gross margin for the fiscal second quarter declined to 24%, compared to gross margin of 25% for the same period a year earlier, reflecting the strong revenue gains from sales of lower margin products.
     Total operating expenses declined to $2,116,000 compared to $2,239,000 for the same period last year. Income from operations increased to $1,250,000 for the second quarter of fiscal 2007. This compares to a loss from operations of $373,000 for the second quarter of fiscal 2006.
     Net income from continuing operations for this year’s second quarter was $799,000, or $0.25 per diluted share. This compares to a net loss from continuing operations for the second quarter of fiscal 2006 of $446,000, or $0.15 per share. Including income from the Company’s discontinued operations in Ireland of $8,837,000, or $2.91 per diluted share, net income for the second quarter of fiscal 2006 was $8,391,000, or $2.76 per diluted share.
(more)
14731 Califa st.          Van Nuy,          CA 91411 U.S.A.          TEL: 818-787-7000          FAX : 818-390-1272

Trio-Tech Reports Fiscal 2007 Second Quarter Net Income of $0.28 Per Share
February 9, 2007
Page Two
     At December 31, 2006, cash and cash equivalents were $10,549,000, working capital was $13,882,000, and shareholders’ equity was $19,269,000. At June 30, 2006, cash and cash equivalents were $10,390,000, working capital was $13,268,000, and shareholders’ equity was $17,392,000.
Fiscal 2007 First Half Results
     For the six months ended December 31, 2006, revenue increased 82% to $23,943,000 compared to $13,130,000 for the first six months of fiscal 2006. Revenue from product sales was $14,772,000 compared to $5,870,000 for the same period of the prior year; testing service revenue was $9,171,000 compared to $7,260,000.
     Net income from continuing operations for this year’s first half was $1,555,000, or $0.48 per diluted share. This compares to a net loss from continuing operations for the first six months of fiscal 2006 of $282,000, or $0.09 per share. Including income from the Company’s discontinued operations in Ireland of $8,459,000, or $2.80 per diluted share, net income for the first half of fiscal 2006 was $8,177,000, or $2.71 per diluted share.
     The overall gross margin for the six months ended December 31, 2006 declined to 25%, compared to gross margin of 28% for the same period a year earlier, reflecting the strong revenue gains from sales of lower margin products.
About Trio-Tech
     Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia. Headquartered in Van Nuys, California, the Company also designs, manufactures and markets equipment and systems used in the testing and production of semiconductors, and distributes semiconductor processing and testing equipment manufactured by others. For further information or to request quotations for any of Trio-Tech’s complete line of semiconductor test equipment, please visit the Company’s Web site at www.triotech.com.
Forward-Looking Statements
     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.
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TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED, IN THOUSANDS, EXCEPT (LOSS) EARNINGS PER SHARE

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue
Products	$8,794	$3,710	$14,772	$5,870
Services	5,273	3,715	9,171	7,260

	14,067	7,425	23,943	13,130

Cost of Sales
Cost of products sold	7,632	3,220	12,429	4,915
Cost of service rendered	3,069	2,339	5,658	4,525

	10,701	5,559	18,087	9,440

Gross Margin	3,366	1,866	5,856	3,690

Operating Expenses
General and administrative	1,653	1,993	3,044	3,282
Selling	274	230	536	515
Research and development	17	16	34	33
Impairment Loss	172	—	172	15

Total operating expenses	2,116	2,239	3,786	3,845

Income (Loss) from Operations	1,250	(373)	2,070	(155)

Other Income (Expenses)
Interest expense	(37)	(38)	(66)	(74)
Other income	73	82	110	112

Total Other income	36	44	44	38

Income (Loss) from Continuing Operations before Income Taxes	1,286	(329)	2,114	(117)
Income Tax Provision	453	112	478	184

Income (Loss) from Continuing Operations before Minority Interest	833	(441)	1,636	(301)
Minority Interest	(34)	(5)	(81)	19

Income (Loss) from Continuing Operations	799	(446)	1,555	(282)

Income from discontinued operations	—	8,837	—	8,459

Net Income Attributed to Common Shares	$799	$8,391	$1,555	$8,177

Basic Earnings (loss) per share from Continuing operations	$0.25	$(0.15)	$0.48	$(0.09)
Basic Earnings per share from Discontinued operation	0.00	2.91	0.00	2.80

Basic earnings per share	$0.25	$2.76	$0.48	$2.71

Diluted Earnings (loss) per share from Continuing operations	$0.25	$(0.15)	$0.48	$(0.09)
Diluted Earnings per share from Discontinued operation	0.00	2.91	0.00	2.80

Diluted earnings per share	$0.25	$2.76	$0.48	$2.71

Weighted Average Shares Outstanding — Basic	3,223	3,038	3,222	3,016
Weighted Average Shares Outstanding — Diluted	3,235	3,038	3,234	3,016

COMPREHENSIVE INCOME:
Net income	$799	$8,391	$1,555	$8,177
Foreign currency translation adjustment	482	(766)	508	(746)

COMPREHENSIVE INCOME	$1,281	$7,625	$2,063	$7,431

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT NUMBER OF SHARES)

	Dec. 31,	Jun. 30,
	2006	2006
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$5,021	$2,551
Short-term deposits	5,528	7,839
Trade accounts receivable, net	11,823	8,518
Other receivables	207	306
Inventories, net	4,637	2,447
Prepaid expenses and other current assets	220	170

Total current assets	27,436	21,831

PROPERTY, PLANT AND EQUIPMENT, Net	8,161	7,073
OTHER INTANGIBLE ASSETS, Net	260	311
OTHER ASSETS	315	169

TOTAL ASSETS	$36,172	$29,384

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Line of credit	$1,947	$116
Accounts payable	6,308	3,809
Dividend payable	323	—
Accrued expenses	3,356	3,045
Income taxes payable	532	311
Current portion of notes payable	726	856
Current portion of capital leases	121	107
Current portion of deferred tax liabilities	241	319

Total current liabilities	13,554	8,563

NOTES PAYABLE, net of current portion	364	644
CAPITAL LEASES, net of current portion	200	230
DEFERRED TAX LIABILITIES	458	359

TOTAL LIABILITIES	14,576	9,796

MINORITY INTEREST	2,327	2,196

SHAREHOLDERS’ EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3,225,242 shares issued and outstanding as of December 31, 2006, and 3,219,407 shares issued and outstanding as of June 30, 2006, respectively	10,354	10,338
Paid-in capital	458	337
Accumulated retained earnings	8,382	7,150
Accumulated other comprehensive income loss-translation adjustments	75	(433)

Total shareholders’ equity	19,269	17,392

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$36,172	$29,384